MEMORANDUM

                             FT 1693
                       File No. 333-149643

     The Prospectus and the Indenture filed with Amendment No. 3 of the Registration Statement on Form S-6 have been revised to reflect information regarding the execution of the Indenture and the deposit of Securities on April 23, 2008 and to set forth certain statistical data based thereon. In addition, there are a number of other changes described below.

                         THE PROSPECTUS


Pages 7-9     The Schedule of Investments has been completed.


                                    CHAPMAN AND CUTLER LLP

April 23, 2008